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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Smart Modular Technologies, Inc.
Fremont, California


We hereby consent to the incorporation by reference in the previously filed Registration Statement on Form S-8 (No. 33-99822) of our report dated September 8, 1995, relating to the consolidated financial statements of Apex Data, Inc. and Subsidiary for the year ended December 31, 1994, and appearing in the Annual Report of SMART Modular Technologies, Inc. on Form 10-K for the year ended October 31, 1996.


                                            /s/ BDO Seidman, LLP

                                            BDO Seidman, LLP

San Francisco, California
January 27, 1997